UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 12, 2026 (August 10, 2026)

The Charles Schwab Corporation

(Exact name of registrant as specified in its charter)

Commission File Number: 1-9700

Delaware	94-3025021
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

3000 Schwab Way, Westlake, TX 76262

(Address of principal executive offices, including zip code)

(817) 859-5000

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock - $.01 par value per share	SCHW	New York Stock Exchange
Depositary Shares, each representing a 1/40th ownership interest in a share of 5.95% Non-Cumulative Preferred Stock, Series D	SCHW PrD	New York Stock Exchange
Depositary Shares, each representing a 1/40th ownership interest in a share of 4.450% Non-Cumulative Preferred Stock, Series J	SCHW PrJ	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01	Other Events

On August 12, 2026, The Charles Schwab Corporation (“CSC”) issued $1,250,000,000 aggregate principal amount of 5.108% Fixed-to-Floating Rate Senior Notes due 2032 (the “2032 Notes”) and $1,350,000,000 aggregate principal amount of 5.655% Fixed-to-Floating Rate Senior Notes due 2037 (the “2037 Notes” and, together with the 2032 Notes, the “Notes”). The net proceeds of the offering of the Notes were approximately $2,582 million after deducting underwriting discounts and commissions and estimated offering expenses.

The Notes were issued under the Senior Indenture, dated as of November 14, 2025, between CSC and The Bank of New York Mellon Trust Company, N.A., as trustee, as supplemented by the Fourth Supplemental Indenture, dated as of August 12, 2026. The offering was made pursuant to the prospectus supplement dated as of August 10, 2026, and the accompanying prospectus dated December 1, 2023, filed with the Securities and Exchange Commission pursuant to CSC’s effective registration statement on Form S-3 (File No. 333-275858) (the “Registration Statement”).

On August 10, 2026, CSC entered into an Underwriting Agreement (the “Underwriting Agreement”) with BofA Securities, Inc., Citigroup Global Markets Inc., Morgan Stanley & Co. LLC, TD Securities (USA) LLC and Wells Fargo Securities, LLC, as representatives of the several underwriters named therein (collectively, the “Underwriters”), pursuant to which CSC agreed to issue and sell the Notes to the Underwriters.

Copies of (a) the Underwriting Agreement, (b) the Senior Indenture, (c) the Fourth Supplemental Indenture, (d) the form of 5.108% Fixed-to-Floating Rate Senior Notes due 2032, (e) the form of 5.655% Fixed-to-Floating Rate Senior Notes due 2037 and (f) a validity opinion with respect to the Notes are attached as Exhibits 1.1, 4.1, 4.2, 4.3, 4.4 and 5.1, respectively, to this Current Report on Form 8-K and are incorporated by reference into the Registration Statement.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

1.1	Underwriting Agreement, dated August 10, 2026, by and among CSC, BofA Securities, Inc., Citigroup Global Markets Inc., Morgan Stanley & Co. LLC, TD Securities (USA) LLC and Wells Fargo Securities, LLC, as the representatives of the several underwriters named therein.

4.1	Senior Indenture, dated as of November 14, 2025, by and between CSC and The Bank of New York Mellon Trust Company, N.A., as Trustee, filed as Exhibit 4.1 to the Registrant’s Form 8-K dated November 14, 2025, and incorporated herein by reference.

4.2	Fourth Supplemental Indenture, dated as of August 12, 2026, by and between CSC and The Bank of New York Mellon Trust Company, N.A., as Trustee.

4.3	Form of 5.108% Fixed-to-Floating Rate Senior Notes due 2029 (included in Exhibit 4.2).

4.4	Form of 5.655% Fixed-to-Floating Rate Senior Notes due 2029 (included in Exhibit 4.2).

5.1	Opinion of Wachtell, Lipton, Rosen & Katz, dated August 12, 2026.

23.1	Consent of Wachtell, Lipton, Rosen & Katz, dated August 12, 2026 (included in Exhibit 5.1).

104	Cover Page Interactive Data File - the cover page interactive data file does not appear in the Interactive Data File because its XBRL tags are embedded within the Inline XBRL document.

Certain portions of Exhibit 1.1 have been omitted pursuant to Rule 601(b)(10) of Regulation S-K. The omitted information is (i) not material and (ii) the type that the registrant treats as private or confidential. Information that has been omitted has been noted in this document with a placeholder identified by the mark “[Intentionally Omitted]”.

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE CHARLES SCHWAB CORPORATION

Date: August 12, 2026	By:	/s/ Michael Verdeschi
Michael Verdeschi
Managing Director and Chief Financial Officer